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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 1997, on our audits of the consolidated financial statements of Delmarva Power & Light Company and Subsidiary companies as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, as listed in Item 14(a) of the 1996 Annual Report of Delmarva Power & Light Company on form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pa 19103
January 8, 1998

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